UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 22, 2015
____________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

____________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3260 Jay Street
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 501-8550
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 22, 2015, Douglas M. Leone, a member of the Board of Directors (the “Board”) of ServiceNow, Inc. (the “Company”), notified the Company of his decision to resign from the Board, effective immediately. Mr. Leone served on the Compensation Committee of the Board of the Company. Mr. Leone’s decision to resign, to the knowledge of the Company’s executive officers, was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Leone is leaving the Board to focus on his commitments to Sequoia Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

By:	/s/ Frank Slootman
Frank Slootman President and Chief Executive Officer

 Date: October 26, 2015